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                           AMENDED AND RESTATED BYLAWS

                                       OF

                        AMERICAN HONDA RECEIVABLES CORP.

                           (a California corporation)

                       __________________________________


                                    ARTICLE I

                                     OFFICES

     Section 1.01. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of American Honda Receivables Corp. (the "Corporation") shall be at 700 Van Ness Avenue, Torrance, California 90501 or such other location that the Board of Directors (the "Board") shall fix from time to time.

     Section 1.02. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of California as the Board or the President may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.01. ANNUAL MEETING AND ELECTION OF DIRECTORS. The Annual Meeting of Shareholders shall be held on such date and at such time as the Board determines. The Directors shall be elected and any other proper business may be transacted at each Annual Meeting of Shareholders.

     Section 2.02. SPECIAL MEETINGS. Special Meetings of Shareholders may be called by the Board, the Chairman of the Board, if any, the President or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such Special Meeting. Each Special Meeting shall be held at such date and time as is requested by the person or persons calling such Special Meeting within the limits fixed by law.

     Section 2.03. PLACE OF MEETINGS. Each Annual or Special Meeting of Shareholders shall be held at such location as may be determined by the Board, or if no such determination is made, at such place as may be determined by the President. If no location is so determined, any Annual or Special Meeting shall be held at the principal executive office of the Corporation.

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     Section 2.04.  NOTICE OF MEETINGS.  Notice of each Annual or Special
Meeting of Shareholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the Board shall determine, or if no such determination is made, as the President shall determine, subject to the requirements of applicable law.

     Section 2.05. CONDUCT OF MEETINGS. Subject to the requirements of applicable law, all Annual and Special Meetings of Shareholders shall be conducted in accordance with such rules and procedures as the Board may determine and, as to matters not governed by such rules and procedures, as the chairman of such Annual or Special Meetings shall determine.

     Section 2.06. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote at an Annual or Special Meeting of the Shareholders shall be requisite and shall constitute a quorum thereat for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation (the "Articles") or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote shall have power to adjourn such meeting from time to time, without notice other than an announcement at such meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Section 2.07. PROXIES. Every person entitled to vote or to execute consents may do so either in person or by written proxy filed with the Secretary of the Corporation authorizing another person or persons to vote with respect to such shares. The proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in the applicable law.

     Section 2.08. ACTION WITHOUT MEETING. Any action required by statute to be taken at any Annual or Special Meeting of the Shareholders, or any action that may be taken at any Annual or Special Meeting of the Shareholders, may be taken without a meeting, without prior notice if a consent in writing setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The signed consent or a signed copy shall be placed in the Minute Book of the Corporation and prompt notice of the taking of the corporate action shall be given to those Shareholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

     Section 3.01. NUMBER. The authorized number of Directors on the Board shall not be less than four nor more than six unless changed by a duly adopted Bylaw amending this Section 3.01, as provided by these Bylaws and pursuant to applicable law. The Board shall

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initially be comprised of five Directors.  The exact number of Directors shall be fixed, from time to time within the limits specified, by resolution duly adopted either by the Board or the Shareholders.

     Section 3.02.  QUALIFICATION-INDEPENDENT DIRECTOR; ELECTION; TERM.

     (a) Of the authorized number of Directors provided in Section 3.01; the Corporation shall at all times, except as noted hereafter, have at least two Directors (each, an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation; (iii) a holder (directly or indirectly) of more than ten percent (10%) of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than ten percent (10%) of any voting securities of any affiliate of the Corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board; provided, however, that the Board shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board.

     (b) Except as otherwise provided by Sections 3.03 and 3.04 herein, the Directors shall be elected at the Annual Meeting of Shareholders.

     (c) Each Director elected shall hold office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his death, resignation, retirement, disqualification or removal.

     Section 3.03. REMOVAL OF DIRECTORS. Except as otherwise provided by applicable law, a director may only be removed by the Shareholders.

     Section 3.04. VACANCIES ON THE BOARD. Vacancies on the Board, excluding vacancies created by removal of Directors, may be filled by approval of the Board or, if the number of Directors then in office is less than a quorum, by
(1) the unanimous written consent of the Directors then in office, (2) the affirmative vote of a majority of the remaining Directors, or (3) a sole remaining Director. The Shareholders may at any time elect a Director or Directors to fill any vacancy or vacancies not filled by the Board and shall have the right to fill any vacancy or vacancies created by the removal of one or more Directors.

     Section 3.05. POWERS. Subject to limitations of the Articles, the Bylaws, and applicable law relating to actions required to be approved by the Shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to the officers of the Corporation or other persons provided that the business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised under the ultimate direction of the Board.

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     Section 3.06.  QUORUM.  A majority of the members of the Board shall constitute a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the members of the Board present at a meeting duly held at which a quorum is present shall constitute the act of the Board. In the absence of a quorum, a majority of the members of the Board present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

     Section 3.07. MEETINGS OF THE BOARD. The Board may designate any place, within or without the State of California, for the holding of any meeting. If no such designation is made, the meeting shall be held at the Corporation's principal executive office. Subject to the requirements of applicable law, all meetings of the Board shall be conducted in accordance with such rules and procedures as the Board may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.

     The Board by resolution may provide for the holding of regular meetings, with or without notice, and may fix the times and places within or outside the State of California at which such meetings shall be held.

     Section 3.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the Secretary of the Corporation and placed in the Minute Book. Such consent shall have the same force and effect as a unanimous vote at a meeting of such Board or committee.

     Section 3.09. COMMITTEE. The Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any powers or authority in reference to:

     (a) the approval of any action for which the California General Corporation Law also requires approval of the Shareholders or approval of the outstanding shares;

     (b)  amending the Articles;

     (c)  approving an agreement of merger or consolidation;

     (d) recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets otherwise than in the usual and regular course of its business;

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     (e)  recommending to the Shareholders a dissolution of the Corporation or a revocation thereof;

     (f) amending or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation;

     (g) amending or repealing any resolution of the Board which by its express terms is not so amendable or repealable;

     (h)  appointing other committees of the Board or the members thereof;

     (i) filling vacancies in or removing members of the Board or on any committee appointed by the Board;

     (j) fixing the compensation of the Directors for serving on the Board or for serving as a member of any committee thereof; or

     (k) a "distribution", as such term is defined in Section 166 of the California General Corporation Law, except at a rate, in a periodic amount or within a specific price range determined by the Board, and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to otherwise declare a dividend or to authorize the issuance of stock.

Any such committee shall report on its meetings to the Board at the next meeting of the Board.

     Section 3.10. EXECUTIVE COMMITTEE OF THE BOARD. Subject to these Bylaws, including Sections 3.07, 3.08 and 3.09, the Articles and the provisions of applicable law, the Executive Committee of the Board (the "Executive Committee") is authorized by unanimous written consent of all its Executive Committee members to bind this Corporation without the consent of other members of the Board and shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Upon the unanimous consent of all members of the Executive Committee, the Executive Committee is also authorized by these Bylaws to authorize the future purchase and sale of Receivables as defined and provided for in the Articles.

     Section 3.11. REMOVAL OF COMMITTEE MEMBERS. Any member of the Executive Committee and other committees may be removed by the Board by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

     Section 3.12. VACANCIES IN COMMITTEES. A vacancy occurring in the Executive Committee or any other committee of the Board (by death, resignation, retirement, disqualification, removal or otherwise) may be filled by the Board in the manner provided for original designation in Section 3.09.

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     Section 3.13.  COMPENSATION.  Members of the Board, the Executive Committee
or any other committee may, by resolution of the Board, be allowed compensation for attending Board and committee meetings.

     Section 3.14. TELEPHONE AND SIMILAR MEETINGS. Members of the Board and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment, so long as all persons participating in the meeting can hear each other. Participation in such meeting shall constitute presence in person at the meeting, unless a person authorized to participate in such meeting participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

     Section 3.15. WRITTEN ACTION OR MINUTES. The Board, the Executive Committee, and any other committees shall keep either a record of action taken or Minutes of their proceedings and, in the case of any committee, report the same to the Board when required. The Minutes of the proceedings of the Board, the Executive Committee, and other committees shall be placed in the Minute Book of the Corporation.


                                   ARTICLE IV

                          INDEMNIFICATION OF DIRECTORS,
                       OFFICERS AND OTHER CORPORATE AGENTS

     Section 4.01. INDEMNIFICATION. This Corporation shall, to the maximum extent and in the manner permitted by the California General Corporation Law, indemnify and hold harmless each of the directors and other "agents" of the Corporation, as the term "agent" is defined in Section 317(a) of the California General Corporation Law, as amended from time to time, from and against any "expenses" as defined in Section 317(a), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in said Section 317(a)) arising by reason of the fact that such person is or was a director of the Corporation acting in good faith and in a manner reasonably believed by such director to be in the best interests of the Corporation. The Corporation shall advance to its directors and other agents expenses incurred in defending any proceeding prior to the final disposition thereof to the full extent and in the manner permitted by applicable law.

     Section 4.02. RIGHT TO INDEMNIFICATION. This section shall create a right of indemnification for each person referred to in Section 4.01, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of such section and in the event of death such right shall extend to such person's legal representatives. The right of indemnification hereby given shall not be exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of Directors or Shareholders, or otherwise.

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     Section 4.03.  INSURANCE.  Subject to the requirements of applicable law, the Corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability.


                                    ARTICLE V

                                    OFFICERS

     Section 5.01. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall have the authority to perform the duties provided in these Bylaws or as may from time to time be assigned by the Board. One person may hold two or more offices, except that the Secretary may not also hold the office of President.

     Section 5.02. SUBORDINATE OFFICERS. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the business of the Corporation may require, each of whom shall have the authority and perform the duties as may be provided in these Bylaws or as may from time to time be assigned by the Board.

     Section 5.03. APPOINTMENT OF THE CORPORATION'S OFFICERS. The Board or the Executive Committee shall appoint the officers of the Corporation, each such officer to hold his office until the earlier of his death, resignation, retirement, disqualification or removal. Thereafter, the Board or the Executive Committee may, from time to time, appoint other officers of the Corporation to fill a vacancy in any office or otherwise, each such officer to hold his office until the earlier of his death, resignation, disqualification or removal from office.

     Section 5.04.  REMOVAL AND RESIGNATION.

     (a) Any officer may be removed, either with or without cause, by the unanimous written consent of the Executive Committee or by a majority of the members of the Board at the time in office, at any regular or Special Meeting of the Board.

     (b) Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary in order to make such resignation effective.

     Section 5.05. PRESIDENT. The President, unless a Chairman of the Board is elected by the Board, shall, if present, preside at all meetings of the Shareholders or the Board.

     The President shall, subject to the ultimate direction of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

     The President shall provide the general and active management of the business operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall

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develop and issue or cause to be issued such operating policies, procedures and guidelines respecting the conduct of the business of the Corporation and of its officers, employees and agents as he shall deem appropriate; and shall possess the power and authority to authorize exceptions to and deviations from such policies, procedures and guidelines where he, in good faith, determines that such exceptions or deviations serve the best interests of the Corporation and would neither violate applicable law nor do damage to the reputation of the Corporation or its Shareholders.

     The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board to some other officer or agent of the Corporation.

     Section 5.06.  SECRETARY.

     (a) The Secretary shall keep, or cause to be kept, the Minute Book of the Corporation at the principal executive office of the Corporation, or such other place as the Board may order, of all meetings of Shareholders, the Board and its committees, with the time and place of holding, whether regular or special and if special, how authorized and the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at meetings of the Shareholders and the proceedings thereof.

     (b) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     (c) The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board and of any committees thereof required by these Bylaws or by applicable law to be given, and he shall keep the seal of the Corporation in safe custody.

     (d) The Secretary shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe or as the President may from time to time delegate.

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     Section 5.07.  TREASURER.

     (a) The Treasurer shall deposit or cause the deposit of all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board.

     (b) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation.

     (c) The Treasurer shall be responsible for effecting the properly authorized disbursement of funds of the Corporation and shall provide appropriate and timely accounting of his transactions as Treasurer to the President and the Board.

     (d) The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, additional paid-in capital and retained earnings. Capital and additional paid-in capital shall be classified according to source and shown in separate accounts.

     (e) The Treasurer shall provide appropriate and timely reports on the financial condition of and the results of operations of the Corporation to the President and the Board.

     (f) The Treasurer shall perform such other duties and may have such other authority and powers as the Board may from time to time prescribe or as the President may from time to time delegate.

     Section 5.08. VICE PRESIDENTS. The Vice Presidents, if any, shall exercise and perform such powers and duties with respect to the administration of the business affairs and operations of the Corporation as may from time to time be assigned to each of them by the President or by the Board, or if not ranked, the Vice President designated by the Board may perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

     Section 5.09. ASSISTANT SECRETARIES. The Assistant Secretaries, if any, may, in the absence or disability of the Secretary, perform all of the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 5.10. ASSISTANT TREASURER. The Assistant Treasurers, if any, may, in the absence or disability of the Treasurer, perform all of the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.

     Section 5.11. COMPENSATION. The compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board or the Executive Committee.

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                                   ARTICLE VI

                                   AMENDMENTS

     Section 6.01. BYLAWS. Subject to applicable law and the limitations set forth in the Articles, new Bylaws may be adopted or these Bylaws may be amended, restated or repealed by the Shareholders or the Board, except that Sections 3.01 and 3.02 may only be amended, restated or repealed by the Shareholders.


                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 7.01. SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of California and the date of incorporation.

     Section 7.02. METHOD OF NOTICE. Whenever by statute, the Articles, these Bylaws, or otherwise, notice is required to be given to a Director, committee member or Shareholder, and no provision is made therein as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

     (a) in writing by mail, first-class postage prepaid, addressed to the Director, committee member, or Shareholder and the address appearing on the books of the Corporation;

     (b)  by facsimile transmission; or

     (c)  in any other method permitted by law.

     Any such notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in accordance with the terms of this Section in the United States mails.

     Section 7.03. WAIVER OF NOTICE. Except as otherwise provided by applicable law, whenever notice is required to be given by these Bylaws or the Articles or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice. All such waivers shall be filed in the Minute Book of the Corporation or made a part of the minutes of the meeting.

     Section 7.04. FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of March in each year.

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     Section 7.05.  CONSTRUCTION.  Whenever the context so requires, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

     (a) the remainder of these Bylaws shall be considered valid and operative, and

     (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

     Section 7.06. HEADINGS. The headings set forth in these Bylaws are for organization, convenience and clarity. In interpreting these Bylaws, the headings shall be subordinated in importance to other written material.

     Section 7.07. RELATION TO THE ARTICLES. These Bylaws are subject to and are governed by the Articles, the provisions of applicable law, and any written agreement by a majority in interest of the Shareholders filed with the Corporation at its principal place of business.

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